Contacts:	Investors:
Arbor Realty Trust, Inc.	Stephanie Carrington / Amy Glynn
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	646-536-7017
pelenio@arbor.com	scarrington@theruthgroup.com
aglynn@theruthgroup.com

Media:
Bonnie Habyan, SVP of Marketing
516-506-4615
bhabyan@arbor.com

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results

Fourth Quarter Highlights:

-	Net loss of $108.2 million, or $4.30 per diluted common share
-	FFO loss of $107.7 million, or $4.28 per diluted common share[1]
-	Adjusted book value per share $17.33, GAAP book value per share $11.18 [1]
-	Recorded $124 million in loan loss reserves
-	Recorded impairments of $3.4 million on available-for-sale securities and $1.4 million on securities held-to-maturity
-	Reduced short-term debt by $117 million
-	Received $1.4 million in cash and recorded $1.4 million in income from equity participation interests
-	Loan and investment portfolio net runoff of $123 million

Full Year Highlights:

-	Net loss of $81.2 million, or $3.45 per diluted common share
-	FFO loss of $77.0 million, or $3.36 per diluted common share[1]
-	Recorded $132 million in loan loss reserves
-	Recorded impairments of $16.2 million on available-for-sale securities and $1.4 million on securities held-to-maturity
-	Reduced short-term debt by $310 million

1. See attached supplemental schedule of non-GAAP financial measures on page 10-12.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

-	Received $34.5 million in cash and recorded $1.7 million in income from the monetization of equity participation interests
-	Loan and investment portfolio net runoff of $332 million
-	Paid dividends during the year of $2.10 per share

Uniondale, NY, February 18, 2009 — Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced financial results for the fourth quarter and year ended December 31, 2008. Arbor reported a net loss for the quarter of $108.2 million, or $4.30 per diluted common share, compared to net income for the quarter ended December 31, 2007 of $15.3 million, or $0.75 per diluted common share. Funds from operations (“FFO”) for the quarter was a loss of $107.7 million, or $4.28 per diluted common share, compared to FFO income for the quarter ended December 31, 2007 of $18.2 million, or $0.75 per diluted common share. Excluding a $3.4 million net loss from an other-than-temporary impairment on available-for-sale securities, $1.4 million of net loss from an other-than-temporary impairment on securities held-to-maturity, $1.0 million of net income from the Prime transaction and $0.9 million of net loss from the Company’s equity investment in Alpine Meadows, net loss for the quarter ended December 31, 2008 was $103.5 million, or $4.11 per diluted common share. Excluding $2.3 million of net income from the Toy building transactions, net income for the quarter ended December 31, 2007 was $13.1 million, or $0.64 per diluted common share.1

Net loss for the year ended December 31, 2008 was $81.2 million, or $3.45 per diluted common share, compared to net income for the year ended December 31, 2007 of $84.5 million, or $4.44 per diluted common share. FFO for the full year ended December 31, 2008 was a loss of $77.0 million, or $3.36 per diluted common share, compared to FFO for the year ended December 31, 2007 of $101.5 million, or $4.44 per diluted common share. Excluding a $16.2 million net loss from other-than-temporary impairments on available-for-sale securities, $1.4 million of net loss from an other-than-temporary impairment on securities held-to-maturity, $1.0 million of net income from the Prime transaction and $3.1 million of net loss from the Company’s equity investment in Alpine Meadows for the year ended December 31, 2008, and $34.4 million of net income from the 450 West 33rd Street, Toy building, Prime and On the Avenue transactions for the year ended December 31, 2007, net loss for the year ended December 31, 2008 was $61.6 million, or $2.59 per diluted common share, compared to net income for the year ended December 31, 2007 of $50.1 million, or $2.63 per diluted common share.1

1. See attached supplemental schedule of non-GAAP financial measures on page 10-12.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

During the quarter, the Company recorded a $0.9 million loss from its $10.2 million equity investment in the Alpine Meadows unconsolidated joint venture, a seasonal ski resort operation. This amount reflects Arbor’s portion of the joint venture’s losses, including depreciation expense of approximately $0.2 million, and was recorded in loss from equity affiliates and as a reduction to the Company’s investment in equity affiliates on the balance sheet.

The net balance in the loan and investment portfolio, excluding loan loss reserves, was $2.4 billion at December 31, 2008, compared to $2.5 billion at September 30, 2008. The average balance of the loan and investment portfolio, excluding loan loss reserves, during the fourth quarter of 2008 was $2.5 billion and the average yield on these assets for the quarter was 7.08%, compared to $2.6 billion and 7.82% for the third quarter of 2008.

At December 31, 2008, the balance of debt financing on the loan and investment portfolio was $2.0 billion, as compared to $2.1 billion at September 30, 2008. The average balance of debt financing on the loan and investment portfolio during the fourth quarter of 2008 was $2.1 billion and the average cost of these borrowings was 4.10%, compared to $2.2 billion and 5.14% for the third quarter of 2008. In addition, the fourth quarter of 2008 included a $4.2 million reduction in interest expense for a change in the market value of certain interest rate swaps in accordance with GAAP. Excluding its effect, the average cost of borrowings for the quarter was 4.94%.

For the fourth quarter of 2008, Arbor’s manager, Arbor Commercial Mortgage, LLC, did not earn an incentive compensation fee. In accordance with the management agreement, the annual incentive compensation in 2008 is subject to recalculation and reconciliation at the end of the fiscal year. As a result, the manager did not earn an incentive compensation fee for the full year 2008.

Financing Activity

As of December 31, 2008, Arbor’s financing facilities for its loan and investment portfolio totaled approximately $2.2 billion and borrowings outstanding under such facilities were $2.0 billion.

As previously disclosed, the Company amended a $90 million bridge loan warehouse agreement during the fourth quarter extending the maturity for one year to October 2009. In addition, the amendment includes an interest rate spread over LIBOR increase of approximately 135 basis points on all new additions to the facility and a reduction of the committed amount to $70 million. At December 31, 2008, the facility had an outstanding balance of approximately $43.8 million.

During the quarter, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $116.6 million through a combination of loan payoffs and assets being moved into the Company’s CDO vehicles. For the full year 2008, the Company reduced its outstanding warehouse and term debt outstanding balances by approximately $310.4 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

In addition, during the quarter, the Company amended a $100 million repurchase agreement extending the maturity to June 2009. Under the terms of the amendment, the facility will be repaid in its entirety by June 2009, and includes an interest rate spread over LIBOR increase of approximately 110 basis points on the remaining assets in the facility. At December 31, 2008 and January 31, 2009, the facility had an outstanding balance of approximately $15.6 million and $7.4 million, respectively.

The Company is subject to various financial covenants and restrictions by each of the Company’s CDO and credit facilities. Based on the unaudited financial statements in this release, the Company believes that it was in compliance with all financial covenants and restrictions as of December 31, 2008 with the exception of a minimum liquidity requirement with three financial institutions. The Company is required to have a minimum unrestricted cash and cash equivalents total balance ranging from $5 million to $15 million. The Company has obtained waivers of this covenant for December 31, 2008 from each of the three financial institutions.

Portfolio Activity

During the quarter, Arbor originated two bridge loans totaling $6 million.

During the quarter, seven loans paid off on properties that were either sold or refinanced outside of Arbor with an outstanding balance of $129 million. In addition, five loans were either refinanced or modified with Arbor totaling $128 million, of which four loans totaling $83 million were scheduled to repay during the quarter and another loan totaling approximately $45 million had a $1.0 million loan loss reserve recorded in the third quarter of 2008.

In addition, three loans totaling approximately $99 million were extended during the quarter in accordance with the extension options of the corresponding loan agreements.

At December 31, 2008, the loan and investment portfolio unpaid principal balance, excluding loan loss reserves, was $2.4 billion, with a weighted average current interest pay rate of 6.13%. At the same date, advances on financing facilities pertaining to the loan and investment portfolio totaled $2.0 billion, with a weighted average interest rate of 3.51% excluding financing costs, interest rate swap costs and changes in the market value of certain interest rate swaps.

As of December 31, 2008, Arbor’s loan portfolio consisted of 35% fixed-rate and 65% variable rate loans.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

During the fourth quarter, the Company recorded $124.0 million in loan loss reserves related to six loans with a carrying value of approximately $329.4 million, before loan loss reserves. The loan loss reserves were the result of the Company's regular quarterly risk rating review process, which is based on several factors including current market conditions, real estate values and the operating status of each property. At December 31, 2008, the Company’s total loan loss reserves were $130.5 million relating to 10 loans with an aggregate carrying value before reserves of approximately $443.2 million.

The Company has a $115.0 million preferred equity investment in the Extended Stay Hotel portfolio. The Company applied $2.4 million of cash dividends received from this investment in the fourth quarter against the outstanding balance reducing it to $112.6 million. The Company also recorded a loan loss reserve of $83.0 million during the fourth quarter reducing the outstanding balance to $29.6 million at December 31, 2008. The Company will continue to apply all future cash payments received from this investment against the outstanding principal balance.

As previously disclosed, the Company has a $70.3 million bridge loan on a land development project located at 303 East 51st Street in New York City. In the first quarter of 2008, there was a tragic construction accident related to the development of this project. The loan is currently non-performing and the Company commenced foreclosure proceedings in July 2008. During the fourth quarter, the Company recorded a $15.0 million loan loss reserve against this asset reducing the outstanding principal balance to $55.3 million at December 31, 2008.

The Company had four non-performing loans with a carrying value of approximately $113.0 million, net of related loan loss reserves of $20.5 million as of December 31, 2008, compared to two non-performing loans with a carrying value of approximately $78.2 million, net of related loan loss reserves of $2.0 million as of September 30, 2008. Income recognition on these loans has been suspended and will resume when the loans become contractually current and performance has recommenced.

In the fourth quarter of 2008, the Company recorded $3.4 million of other-than-temporary impairment, in accordance with GAAP, associated with the Company’s available-for-sale securities. These securities represent the Company’ s investment in common stock of CBRE Realty Finance, Inc., a commercial real estate specialty finance company. In addition, in the fourth quarter, the Company recorded $1.4 million of other-than-temporary impairment, in accordance with GAAP, associated with the Company’s securities held-to-maturity. These securities represent CDO bond securities issued by other commercial real estate REITs. GAAP accounting standards require that these securities are evaluated periodically to determine whether a decline in their value is other-than-temporary, though it is not intended to indicate a permanent decline in value. Management believes that based on recent market events and the unfavorable prospects for near-term recovery of value, that there is a lack of evidence to support the conclusion that the fair value decline is temporary. At December 31, 2008, the carrying value of these available-for-sale securities and securities held-to-maturity were approximately $0.5 million and $58.2 million.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

Dividend

As previously announced, the Board of Directors has elected not to pay a common stock dividend for the quarter ended December 31, 2008. The Company decided, based on the continued difficult economic environment, to retain capital for working capital purposes. The Company will continue to evaluate its dividend policy, based upon the market environment, capital needs, estimated taxable income and REIT distribution requirements.

Equity Participation Interests

Attached as an exhibit to this press release is a schedule of certain data pertaining to the Company’s investments with equity participation interests. During the quarter, the Company received a distribution of $0.4 million from its 8.7% equity interest in 1133 York Ave, which was recorded as income in loss from equity affiliates. The distribution was the result of a sale of the property. The Company no longer has an equity interest in the property.

In the second quarter of 2008, the Company entered into an agreement to transfer 16.67% of its 24.17% equity and profits interest in the Prime Outlets Member, LLC (“POM”) entity, at a value of approximately $37 million, in exchange for preferred and common operating partnership units of Lightstone Value Plus REIT L.P. In connection with this agreement, the Company borrowed approximately $33 million, secured by the 16.67% interest. In the fourth quarter 2008, the Company received a $1.0 million distribution from POM related to its 24.17% equity and profits interest, the result of excess proceeds from the operations of the business. Of the distribution received by the Company, $1.0 million was recorded as interest income, representing the portion of the distribution received from the profits interest, $0.3 million was recorded as minority interest expense relating to a third party member’s minority interest share of the profits interest and $0.3 million was recorded as income netted in loss from equity affiliates, representing the portion received from the equity interest. In accordance with the agreement, $0.7 million of the distribution relating to the 16.67% profits interest was used to pay down a portion of the $33 million debt. In addition, the $0.7 million will reduce the value of the Company’s interest when exchanged for preferred and common operating partnership units at closing, thereby reducing the Company’s future gain.

There were no new loans and investments originated during the quarter with equity participation interests.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

Earnings Conference Call

Management will host a conference call today at 10:00 a.m. ET.  A live webcast of the conference call will be available online at www.arborrealtytrust.com. Web participants are encouraged to go to Arbor’s Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. Listening to the webcast requires speakers and RealPlayerTM software, downloadable without charge at www.real.com. Those without Web access should access the call telephonically at least ten minutes prior to the conference call.  The dial-in numbers are (888) 396-2386 for domestic callers and (617) 847-8712 for international callers.  The participant passcode for both is 39449616.

After the live webcast, the call will remain available on Arbor’s Web site, www.arborrealtytrust.com through March 18, 2009.  In addition, a telephonic replay of the call will be available until February 25, 2009.  The replay dial-in number is (888) 286-8010 for domestic callers and (617) 801-6888 for international callers.  Please use passcode: 33402153.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 10 through 12 of this release.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenue:
Interest income	$45,426,176	$62,251,615	$204,135,097	$273,984,357
Property operating income	1,728,136	-	3,150,466	-
Other income	15,799	14,341	82,329	39,503
Total revenue	47,170,111	62,265,956	207,367,892	274,023,860

Expenses:
Interest expense	21,296,971	37,444,592	108,656,702	147,710,194
Employee compensation and benefits	1,539,815	2,565,009	8,110,003	9,381,055
Selling and administrative	1,455,922	1,390,386	8,197,368	5,593,175
Property operating expenses	1,595,307	-	2,980,901	-
Depreciation and amortization	324,576	-	751,859	-
Other-than-temporary impairment	4,826,674	-	17,573,980	-
Provision for loan losses	124,000,000	2,500,000	132,000,000	2,500,000
Management fee - related party	23,730	3,799,690	3,539,854	25,004,975
Total expenses	155,062,995	47,699,677	281,810,667	190,189,399
(Loss) income before (loss) income from equity affiliates, minority interest and provision for income taxes	(107,892,884)	14,566,279	(74,442,775)	83,834,461
(Loss) income from equity affiliates	(178,791)	5,407,997	(2,347,296)	34,573,594
(Loss) income before minority interest and provision for income taxes	(108,071,675)	19,974,276	(76,790,071)	118,408,055
Income allocated to minority interest	166,852	2,829,172	4,439,773	16,989,177
(Loss) income before provision for income taxes	(108,238,527)	17,145,104	(81,229,844)	101,418,878
Provision for income taxes	-	1,800,000	-	16,885,000

Net (loss) income	$(108,238,527)	$15,345,104	$(81,229,844)	$84,533,878

Basic (loss) earnings per common share	$(4.30)	$0.75	$(3.45)	$4.44

Diluted (loss) earnings per common share	$(4.30)	$0.75	$(3.45)	$4.44

Dividends declared per common share	$0.24	$0.62	$2.10	$2.46

Weighted average number of shares of common stock outstanding:

Basic	25,148,224	20,494,399	22,916,648	19,022,616

Diluted (a)	25,148,224	24,353,727	22,916,648	22,870,159

(a) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Total revenue, GAAP basis	$47,170,111	$62,265,956	$207,367,892	$274,023,860

Subtract: Prime transaction	(1,000,000)	-	(1,000,000)	(11,143,801)
On the Avenue transaction	-	-	-	(15,997,843)
450 West 33rd Street transaction	-	-	-	(10,425,579)

Total revenue, as adjusted	$46,170,111	$62,265,956	$206,367,892	$236,456,637

Net (loss) income, GAAP basis	$(108,238,527)	$15,345,104	$(81,229,844)	$84,533,878

Subtract: Prime transaction	(966,667)	-	(966,667)	(10,189,375)
On the Avenue transaction	-	-	-	(6,099,372)
Toy transaction	-	(2,284,588)	-	(11,627,219)
450 West 33rd Street transaction	-	-	-	(6,529,699)

Add: Alpine Meadows operations	894,289	-	3,062,794	-
Other-than-temporary impairment on
available-for-sale securities	3,439,174	-	16,186,480	-
Other-than-temporary impairment on
securities held-to-maturity	1,387,500	-	1,387,500	-

Net (loss) income, as adjusted	$(103,484,231)	$13,060,516	$(61,559,737)	$50,088,213

Diluted (loss) earnings per common share, GAAP basis	$(4.30)	$0.75	$(3.45)	$4.44

Diluted (loss) earnings per common share, as adjusted	$(4.11)	$0.64	$(2.59)	$2.63

Diluted weighted average shares outstanding	25,148,224	24,353,727	22,916,648	22,870,159

a.) Given the magnitude and/or nature of certain transactions and operations, Arbor has elected to report adjusted revenues, net income and earnings per share for the affected periods to help ensure the comparability of the reporting periods. Management considers these non-GAAP financial measures to be effective indicators, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

December 31, 2008

GAAP Stockholders' Equity	$281,005,649

Add: 450 West 33rd Street transaction - deferred revenue	77,123,133
Unrealized loss on derivative instruments	96,606,672

Subtract: 450 West 33rd Street transaction - prepaid management fee	(19,047,949)

Adjusted Stockholders' Equity	$435,687,505

Adjusted book value per share	$17.33

GAAP book value per share	$11.18

Common shares outstanding	25,142,410

b.) Given the magnitude and the deferral structure of the 450 West 33rd Street transaction combined with the change in the fair value of certain derivative instruments, Arbor has elected to report adjusted book value per share for the affected period to currently reflect the future impact of the 450 West 33rd Street transaction on the company's financial condition as well as the evaluation of Arbor without the effects of unrealized losses from certain of the Company's derivative instruments. Management considers this non-GAAP financial measure to be an effective indicator, for both management and investors, of Arbor’s financial performance. Arbor’s management does not advocate that investors consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

SUPPLEMENTAL SCHEDULE OF NON-GAAP FINANCIAL MEASURES - Continued
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net (loss) income, GAAP basis	$(108,238,527)	$15,345,104	$(81,229,844)	$84,533,878

Add:
Minority interest	-	2,829,172	2,249,698	16,989,177
Depreciation - real estate owned	324,576	-	751,859	-
Depreciation - investment in equity affiliates	225,154	-	1,193,507	-

Funds from operations ("FFO")	$(107,688,797)	$18,174,276	$(77,034,780)	$101,523,055

Diluted FFO per common share	$(4.28)	$0.75	$(3.36)	$4.44

Diluted weighted average shares outstanding	25,148,224	24,353,727	22,916,648	22,870,159

c.) Arbor is presenting funds from operations, or FFO, because management believes it to be an important supplemental measure of the Company’s operating performance in that it is frequently used by analysts, investors and other parties in the evaluation of real estate investment trusts (REITs).  The Company also uses FFO for the calculation of the incentive management fee payable to the Company’s manager, Arbor Commercial Mortgage, LLC.  The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002 defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles (GAAP)), excluding gains (losses) from sales of depreciated real properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  Arbor considers gains and losses on the sales of real estate investments to be a normal part of our recurring operating activities in accordance with GAAP and should not be excluded when calculating FFO.

FFO is not intended to be an indication of our cash flow from operating activities (determined in accordance with GAAP) or a measure of our liquidity, nor is it entirely indicative of funding our cash needs, including our ability to make cash distributions.  Arbor’s calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$832,041	$22,219,541
Restricted cash	93,219,133	139,136,105
Loans and investments, net	2,181,683,619	2,592,093,930
Available-for-sale securities, at fair value	529,104	15,696,743
Securities held-to-maturity, net	58,244,348	-
Investment in equity affiliates	29,310,953	29,590,190
Real estate owned, net	46,478,994	-
Due from related party	2,933,344	-
Prepaid management fee - related party	26,340,397	19,047,949
Other assets	139,664,556	83,709,076
Total assets	$2,579,236,489	$2,901,493,534

Liabilities and Stockholders’ Equity:
Repurchase agreements	$60,727,789	$244,937,929
Collateralized debt obligations	1,152,289,000	1,151,009,000
Junior subordinated notes to subsidiary trust issuing preferred securities	276,055,000	276,055,000
Notes payable	518,435,437	596,160,338
Notes payable-related party	4,200,000	-
Mortgage note payable	41,440,000	-
Due to related party	993,192	2,429,109
Due to borrowers	32,330,603	18,265,906
Deferred revenue	77,123,133	77,123,133
Other liabilities	134,647,667	67,395,776
Total liabilities	2,298,241,821	2,433,376,191

Minority interest in operating partnership	-	72,854,258
Minority interest in consolidated entity	(10,981)	-

Stockholders’ equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2008 and 3,776,069 shares issued and outstanding at December 31, 2007	-	37,761
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,421,810 shares issued, 25,142,410 shares outstanding at December 31, 2008 and 20,798,735 shares issued, 20,519,335 shares outstanding at December 31, 2007	254,218	207,987
Additional paid-in capital	447,321,186	365,376,136
Treasury stock, at cost - 279,400 shares	(7,023,361)	(7,023,361)
(Accumulated deficit) retained earnings	(62,939,722)	65,665,951
Accumulated other comprehensive loss	(96,606,672)	(29,001,389)
Total stockholders’equity	281,005,649	395,263,085
Total liabilities and stockholders’ equity	$2,579,236,489	$2,901,493,534

Arbor Realty Trust Reports Fourth Quarter and Full Year 2008 Results
February 18, 2009

Arbor Realty Trust, Inc.
Summary of Equity and Profit Interests
(all dollar amounts in thousands)
Unaudited

	Initial ART			Current			Approximate				Current
	Investment		Investment	Cash Equity			Square		Property		Debt Balance
Name	Amount		Date	Investment	Profit %		Footage		Type	Location	on Property		Comments

80 Evergreen	$384		3Q03	$201	12.50%		77,680		Warehouse	Brooklyn, NY	$5,000		Property refinanced June 2008

930 Flushing	1,126		3Q03	291	12.50%		304,080		Warehouse	Brooklyn, NY	24,657		Property refinanced July 2005

Prime Portfolio	2,100		4Q03	-	7.50%		6,700,000		Retail Outlets	Multi-state	1,200,700		Properties refinanced

Prime Portfolio				-	16.67	% (5)	6,700,000		Retail Outlets	Multi-state	-		All equity returned to investors

450 W. 33rd St	1,500		4Q03	1,137	0.58	% (1)	1,746,734		Office	New York City	517,000

Toy Building	10,000		2Q05	5,720	10.00%		320,000		Conversion	New York City	343,400	(2)	Condo conversion - investment held in Taxable REIT Subsidiary ("TRS")

Homewood Mtn Resort	-		2Q06	-	25.60%		1,224	(3)	Land	Homewood, CA	114,157		Profits interest held in TRS

Richland Terrace Apartments	-		3Q06	-	25.00%		342,152		Multi Family	Columbia, SC	9,094

Ashley Court Apartments	-		3Q06	-	25.00%		177,892		Multi Family	Fort Wayne, IN	5,452

Nottingham Village	-		1Q07	-	25.00%		285,900		Multi Family	Indianapolis, IN	6,626

Extended Stay Hotel Portfolio	115,000	(6)	2Q07	115,000	16.17%		684	(4)	Hotel	Multistate	7,400,000		Preferred return of 12% on equity

Alpine Meadows	13,220		3Q07	13,220	39.00%		2,163	(3)	Land	Alpine Meadows, CA	30,500		Preferred return of 18% on equity

St. John's Development	500		4Q07	3,500	50.00%		23	(3)	Land	Jacksonville, FL	25,000

Windrush Village Apartments	-		2Q08	445	25.00%		221,726		Multi Family	Tallahassee, FL	12,800

(1) Represents approximately 29% of the 2% retained interest in the property. In addition, Arbor has approximately 29% of a 50% interest in the property's air rights.
(2) Debt balance represents anticipated debt financing required to complete condominium conversion project.
(3) Amount represents approximate acreage of property.
(4) Amount represents approximately 684 properties in 44 states and Canada with approximately 76,000 rooms.
(5) The Company has agreed to transfer its 16.67% interest for preferred and common operating partnership units of another REIT, which is expected to occur on or prior to
June 26, 2009. The Company currently has $32.3 million in debt related to this transaction that is collateralized by the Company's 16.67% interest in Prime.
(6) During the fourth quarter of 2008, the Company recorded a loan loss reserve of $83.0 million reducing the outstanding balance to $29.6 million at December 31, 2008.